UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 11, 2010
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
On October 12, 2010, C. William Pollard announced his retirement from the Board of Directors of Herman Miller, Inc. (the "Company") and, therefore, did not stand for election. Mr. Pollard was a member of the Executive and Audit Committees. The open position on the Audit Committee will be filled by Michael A. Volkema and the position on the Executive Committee will not be filled at this time.

Item 5.07        Submission of Matters to a Vote of Security Holders.
The annual meeting of the shareholders of the Company was held on October 11, 2010, at which:

(a) The following nominees were elected to serve three-year terms on the company’s Board of Directors by the following votes:

	Dorthy A. Terrell	David O. Ulrich	Michael A. Volkema
For	45,478,592	45,452,837	45,490,002
Against	—	—	—
Withheld	1,065,209	1,090,964	1,053,799
Broker non-votes	4,347,592	4,347,592	4,347,592

The following individuals continued their service as Directors of the company: Mary Vermeer Andringa, Douglas D. French, Lord Brian Griffiths of Fforestfach, J. Barry Griswell, John R. Hoke III, James R. Kackley, Mark S. Nemschoff, and Brian C. Walker.

(b) Ernst & Young LLP was approved as the company’s independent auditors for the fiscal year ended May 28, 2011, by the following votes:

Ratification of Independent Auditors
For	50,318,338
Against	546,051
Withheld	27,004
Broker non-votes	—

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 2010	HERMAN MILLER, INC.
(Registrant)

	By:	/s/ James E. Christenson James E. Christenson
Senior Vice President, Legal Services and Secretary